Exhibit 1.1

DEALER MANAGER AGREEMENT

January 11, 2006

PIPER JAFFRAY & CO.

The Chrysler Center, 58th Floor

405 Lexington Avenue

New York, NY 10174

CANACCORD ADAMS INC.

99 High St.

Boston, MA 02110

Ladies/Gentlemen:

1. General. XOMA Ltd., a Bermuda company (the “Company”), proposes to offer to exchange (the “Exchange Offer”) up to $60,000,000 aggregate principal amount of its outstanding 6.50% Convertible Senior Notes due 2012 (the “Existing Notes”) for up to $60,000,000 aggregate principal amount of 6.50% SNAPssm due 2012 (the “New Notes”). The Existing Notes and New Notes are convertible into common shares, par value $0.0005 per share (the “Shares”), of the Company. The New Notes issued in the Exchange Offer are to be issued pursuant to an Indenture to be executed on the Closing Date (as defined herein) and qualified on or prior to the Expiration Date (as defined herein), as amended or modified from time to time, (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Exchange Offer Materials (as defined herein), notwithstanding that such terms as used herein are not capitalized in the Exchange Offer Materials.

2. Engagement as Dealer Manager. By this Dealer Manager Agreement (the “Agreement”), the Company hereby engages and appoints you as the exclusive Dealer Managers for the Exchange Offer and authorizes you to act as such in connection with the Exchange Offer.

As Dealer Managers, each of you agree, in accordance with your customary practice, to use reasonable efforts to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, soliciting from individuals and institutions the tender of the Existing Notes pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as an independent contractor in connection with the Exchange Offer with duties solely to the Company, and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of the tender of Existing Notes pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided, however, that the Company hereby authorizes the Dealer Managers and/or one or more registered brokers or dealers chosen by the Dealer Managers to act as the Company’s agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Dealer Managers partners or joint venturers with the Company or any of its subsidiaries. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, each of the Dealer Managers agrees to act in such capacity.

3. Registration Statement, Prospectus and Offering Materials.

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the Trust Indenture Act of 1939, as amended (the “TIA”), and applicable rules and regulations (the “Rules and Regulations”) of the Commission under the Securities Act, the TIA and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form S-4 (File No. 333-130441), including a prospectus, subject to completion, covering the registration of the offer and sale of the New Notes in the Exchange Offer, the Shares issuable upon conversion of the New Notes issued in the Exchange Offer, and the Shares that may be issued (subject to certain limitations) as payment of additional interest on the New Notes issued in the Exchange Offer (such New Notes and Shares are collectively referred to herein as the “Securities”). The term “Registration Statement” as used in this Agreement shall mean such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which such registration statement originally becomes effective, including the information deemed to be a part thereof at the date and time of such effectiveness pursuant to Rule 430A under the Securities Act, and, in the event of any post-effective amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the original effective date of such registration statement, shall also mean (from and after the effectiveness of such post-effective amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term “Prospectus” as used in this Agreement shall mean the final prospectus included in the Registration Statement. Notwithstanding the foregoing, if any revised or supplemented Prospectus shall be provided to you by the Company for use in connection with the Exchange Offer that differs from the Prospectus referred to in the immediately preceding sentence (whether or not such revised or supplemented Prospectus is required to be filed with the Commission pursuant to the Rules and Regulations), the term “Prospectus” shall refer to each such revised or supplemented Prospectus from and after the time it is first provided to you for such use. The term “Preliminary Prospectus” means each prospectus, subject to completion, included in the Registration Statement at or prior to effectiveness of the Registration Statement used in connection with the Exchange Offer.

All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and shall also be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to the Securities Act and the Rules and Regulations, in each case not modified or superseded pursuant to Rule 412 under the Securities Act. All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include (a) the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, and (b) in each case, the filing of any prospectus supplement pursuant to Rule 424(b) under the Securities Act.

(b) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the “Commencement Date”) it will file, with the Commission under the Exchange Act and the Rules and Regulations of the Commission promulgated thereunder a Statement on Schedule TO with respect to the Exchange Offer, including the exhibits thereto and any documents incorporated by reference therein. The term “Schedule TO” as used in this Agreement shall mean such Schedule TO, including any amendment or supplement thereto.

(c) The Registration Statement, Prospectus, Schedule TO, any Preliminary Prospectus, the related letters from the Dealer Manager to securities brokers, dealers, commercial banks, trust companies and other nominees that have been approved for use by the Company, which approval shall not be unreasonably withheld, letters to beneficial owners of Existing Notes, the letter of transmittal (the “Letter of Transmittal”) and any newspaper announcements, if any, press releases and other exchange offer solicitation materials and information the Company may prepare, approve, publicly disseminate, provide to registered or beneficial holders of Existing Notes or authorize for public dissemination or use by registered or beneficial holders of Existing Notes in connection with the Exchange Offer, are collectively referred to as the “Exchange Offer Materials.”

4. Use of Exchange Offer Materials.

(a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall disseminate or, to the extent permitted by law use its reasonable best efforts to disseminate, the Exchange Offer Materials to each registered holder of any Existing Notes, as soon as is practicable on the Commencement Date, pursuant to Rule 13e-4 under the Exchange Act, and comply with its obligations thereunder. Thereafter, to the extent practicable, until three days prior to the expiration date of the Exchange Offer (the “Expiration Date”), the Company shall use its reasonable best efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Existing Notes. The Company acknowledges and agrees that you may use the Exchange Offer Materials, as specified herein without assuming any responsibility for independent verification on your part other than information about the Dealer Managers supplied by you in writing; and the Company represents and warrants to you that you may rely on the accuracy and completeness of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information and without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company.

(b) The Company agrees to provide you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with the Commission or any governmental or regulatory entity or agency (an “Other Agency”), including the National Association of Securities Dealers, Inc. (the “NASD”), of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel and will give reasonable consideration to your and your counsel’s comments, if any, thereon. The Company agrees prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, any Preliminary Prospectus or the Prospectus, to furnish copies of drafts to, and consult with, you and your counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials and will give reasonable consideration to your and your counsel’s comments, if any, thereon.

(c) The Company has furnished or shall use its reasonable best efforts to furnish to you, or cause the transfer agents or registrars for the Existing Notes to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Existing Notes as of a recent date, together with their addresses and the aggregate principal amount at maturity of the Existing Notes held by them. Additionally, the Company shall update, or cause the transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer and in connection with the offer of additional New Notes for cash (the “New Money Offering”) pursuant to the terms of a placement agreement, dated as of the date hereof, between you and the Company.

(d) The Company authorizes the Dealer Managers to use the Exchange Offer Materials in connection with the Exchange Offer for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Managers shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Notes.

(e) The Company authorizes the Dealer Managers to communicate with the information agent identified in the Prospectus (the “Information Agent”) or the exchange agent identified in the Prospectus (the “Exchange Agent”) appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Information Agent and/or Exchange Agent to advise you, as necessary and at least daily, as to such matters relating to the Exchange Offer as you may reasonably request.

(f) The Company agrees that any reference to the Dealer Managers in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Managers’ prior consent, which consent shall not be unreasonably withheld.

5. Withdrawal. In the event that the Company: (i) uses or permits the use of, or files with the Commission or any Other Agency, any Exchange Offer Materials or any amendment or supplement to the Registration Statement or the Prospectus, and such document (a) has not been submitted to you previously for your and your counsel’s comments or (b) has been so submitted, and you or your counsel have made comments which have not been reflected in a manner reasonably satisfactory to you or your counsel; (ii) breaches, in any material respect, any of its representations, warranties, agreements or covenants herein; or (iii) amends or revises the Exchange Offer in a manner not reasonably acceptable to you, then each of you shall be entitled to withdraw as a Dealer Manager in connection with the Exchange Offer without any liability or penalty to you and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of all fees and expenses payable under Sections 6 and 7 below which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 6, the aggregate principal amount of Existing Notes tendered pursuant to the Exchange Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company or any of its subsidiaries or affiliates pursuant to the Exchange Offer or otherwise shall be deemed to have been acquired as of the date of such withdrawal if any Existing Notes are ultimately acquired in the Exchange Offer).

6. Fees. As compensation for your services in connection with the Exchange Offer, the Company will pay you an aggregate fee of 1.35% of the aggregate principal amount of any Existing Notes validly tendered and accepted for exchange pursuant to the Exchange Offer, subject to a maximum of $810,000. The total fee due and payable by the Company on the date when the Exchange Offer is consummated (the “Closing Date”) will be paid in immediately available funds to an account designated by you.

7. Expenses. The Company agrees that it will pay the costs and expenses incident to the performance of the obligations hereunder whether or not any New Notes are issued in exchange for Existing Notes in the Exchange Offer, including, without limitation (i) all costs and expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, (ii) the filing fees and expenses, if any, incurred with respect to any filing with The Nasdaq National Market (“Nasdaq”), (iii) all costs and expenses incident to the preparation, issuance, execution and delivery of the New Notes upon exchange of the Existing Notes, (iv) all costs and expenses incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (v) all costs and expenses incurred in connection with the registration or qualification of the New Notes issuable upon exchange of the Existing Notes under the laws of such jurisdictions as the Dealer Managers may designate, if any (including, without limitation, reasonable fees of counsel for the Dealer Managers and its reasonable disbursements, subject to a maximum amount of $175,000), (vi) all costs and expenses incurred in connection with the printing (including word processing and duplication costs) and delivery of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda) including, without limitation, mailing and shipping, (vii) all reasonable advertising expenses related to the Exchange Offer and the fees and expenses of the Exchange Agent and the Information Agent, (viii) all fees and expenses incurred in marketing the Exchange Offer, including but not limited to road show presentations, if any, and (ix) the fees and disbursements of Cahill Gordon & Reindel LLP, counsel to the Company, and all other counsel to the Company, and Ernst & Young LLP, auditors to the Company. In addition, the Company agrees to reimburse the reasonable out-of-pocket expenses of the Dealer Managers in connection with the Exchange Offer. The Company also agrees to reimburse the reasonable legal fees and expenses of your counsel in connection with the Exchange Offer, subject to the maximum amount of $175,000 set forth in (v) above, not including travel expenses. Such reimbursement of expenses shall be made on the Closing Date, or if the Exchange Offer is not consummated for any reason, within ten days after receipt by the

Company of an invoice submitted by Piper Jaffray for the payment of such expenses with appropriate supporting documentation.

8. Representations, Warranties and Agreements of the Company. The Company represents and warrants to you, and agrees with you, that:

(a) The Registration Statement, including each Preliminary Prospectus and the Prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations thereunder and has been filed with the Commission; such amendments to such Registration Statement, and each Preliminary Prospectus and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement, Preliminary Prospectuses and Prospectus and such abbreviated registration statements as may hereafter be required. Copies of such Registration Statement, Preliminary Prospectuses and Prospectus, including all amendments thereto, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel;

(b) The Schedule TO has been prepared by the Company in conformity with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder and has been filed with the Commission; such amendments to such Schedule TO as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date will be, delivered made available to you and your counsel;

(c) The Registration Statement, including a Preliminary Prospectus, has been filed as of the Commencement Date and will become effective not later than the Expiration Date; and the Commission has not issued or to the Company’s knowledge threatened to issue any order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or Prospectus or instituted or to the Company’s knowledge threatened to institute proceedings for that purpose. The Exchange Offer Materials, including the Registration Statement, the Schedule TO, each Preliminary Prospectus and the Prospectus, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the TIA, and the applicable Rules and Regulations of the Commission thereunder;

(d) At the respective times the Registration Statement (or any post effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, and at the Closing Date, (i) the Registration Statement (as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, and (ii) the Registration Statement (as so amended and/or supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, specifically for use in the preparation thereof;

(e) None of any Preliminary Prospectus, the Prospectus or other Exchange Offer Materials, or any amendments or supplements thereto, at the time they were or are issued, at the Expiration Date or at the Closing Date contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were or are made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, specifically for use in the preparation thereof. Each Preliminary Prospectus, the Prospectus, the other Exchange Offer Materials and any amendment or supplement thereto conformed or will conform in all material respects to the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and each Preliminary Prospectus, the Prospectus and other Exchange Offer Materials delivered to you for use in connection with the Exchange Offer was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(f) As of the Applicable Time, neither (A) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the information included on Schedule I hereto, and the Exchange Offer Materials, all considered together (collectively, the “Pricing Disclosure Package”), nor (B) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Dealer Manager through you specifically for use therein. In the event this Agreement is executed before the Applicable Time, the parties agree that Schedule I hereto shall be completed subsequent to the execution of this Agreement and no later than the Applicable Time.

As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means the time specified on Schedule II hereto, which schedule the parties agree may be completed subsequent to the execution of this Agreement.

“Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the

Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III to this Agreement, which schedule the parties agree may be completed subsequent to the execution of this Agreement.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus;

(g) (i) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Dealer Managers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify promptly the Dealer Managers so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Dealer Manager through you specifically for use therein; (ii) (1) At the time of filing the Registration Statement, (2) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (3) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act nor an “excluded issuer” as defined in Rule 164 under the Securities Act; and (iii) Each Issuer-Represented Free Writing Prospectus satisfied all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act;

(h) Except as contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there has not been any change in the share capital (other than a change in the number of issued and outstanding Shares due to the issuance of Shares upon the exercise of share options or warrants disclosed as outstanding in the Pricing Disclosure Package and the grant of options under existing share option plans described in the Pricing Disclosure Package), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital, of the Company or any of its subsidiaries, or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development involving a prospective Material Adverse Change;

(i) All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with all U.S. federal and state securities laws and Bermuda law, and no such issuance constituted a violation by the Company of any preemptive right, resale right, right of first refusal or similar right imposed by any applicable law, rule or regulation, the charter, bye-laws or other organizational documents of the Company or any of the Subsidiaries or any agreement, commitment or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is or may be bound;

(j) The Company has been duly continued into and is validly existing as a company in good standing under the laws of Bermuda, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the New Notes and deliver the Shares issuable upon conversion of the New Notes, as contemplated herein;

(k) The Company is duly qualified to do business as a foreign corporation or company and is in good standing in each jurisdiction where the ownership or leasing, of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect upon the business, prospects, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”);

(l) The Company has no subsidiaries (as defined in the Securities Act) other than those listed on Exhibit C hereto (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding share capital or other equity interests of each of the Subsidiaries; other than the share capital or other equity interests of the Subsidiaries and except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity (other than equity interests held by the Company with an aggregate book value of less than US$500,000); complete and correct copies of the charter or bye-laws or other organizational documents of the Company and the Subsidiaries and all amendments thereto have been made available to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the Closing Date; each Subsidiary has been duly organized and is validly existing as an entity (or, in the case of XOMA (US) LLC (the “LLC”), as a limited liability company) in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus; each Subsidiary is duly qualified to do business as a foreign entity (or, in the case of the LLC, as a foreign limited liability company) and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims, except as would not, individually or in the aggregate, have a Material Adverse Effect, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares or other equity interests in the Subsidiaries are outstanding;

(m) The New Notes to be issued pursuant to the Exchange Offer have been duly and validly authorized, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture, will be duly and validly issued, fully paid and non-assessable and free of preemptive rights, resale rights, rights of first refusal and similar rights imposed by any applicable law, rule or regulation, the charter, bye-laws or other organizational documents of the Company or any of the Subsidiaries or any agreement, commitment or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is or may be bound, and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The New Notes will conform in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus;

(n) The Indenture has been or will be duly authorized by the Company, has been filed as of the Commencement Date, will be qualified under the TIA not later than the Expiration Date, and when executed and delivered by the Company (assuming the authorization, execution and delivery by the Trustee) will be a valid and binding instrument of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture will conform to the description thereof in the Registration Statement, Pricing Disclosure Package and Prospectus;

(o) The Shares reserved for issuance upon conversion of the New Notes have been duly authorized and reserved and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Shares upon conversion of the New Notes will not be subject to any preemptive or similar rights;

(p) The share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and

Prospectus, the certificates for the Shares are in due and proper form, and the holders of the Shares will not be subject to personal liability for assessments for the indebtedness or obligations of the Company or otherwise solely by reason of being such holders;

(q) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding instrument of the Company, enforceable against it in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(r) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective charter or bye-laws or other organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected except, in the case of clause (B), to the extent that any such breach, violation or default would not, individually or, in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the New Notes and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (X) the charter or bye-laws or other organizational documents of the Company or any of the Subsidiaries, or (Y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (Z) any U.S. federal, state, provincial, territorial, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries except, in the case of clause (Y) and (Z), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(s) No approval, authorization, consent or order of or filing with any U.S. federal, state, provincial, territorial, local or foreign governmental or regulatory commission, board, body, authority or agency or any sub-division thereof is required in connection with the issuance and sale of the New Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, other than (i) as may be required under state securities or blue sky laws in connection with the Exchange Offer, (ii) the consent of the Bermuda Monetary Authority for the issue or transfer of the New Notes and the Shares, which consent has been obtained (iii) the filing of a prospectus with the Registrar of Companies in Bermuda in connection with an offer to the public of the New Notes or the Shares or (iv) under the rules and regulations of the NASD or (v) which has otherwise been, or will be, granted or obtained prior to the Closing Date;

(t) Each of the Company and the Subsidiaries has all licenses, authorizations, consents and approvals and has made all filings required under any U.S. federal, state, provincial, territorial, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals, from other persons, in order to conduct its respective business, except where the failure to have such licenses, authorizations, consents and approvals, to make such filings or to obtain such authorizations, consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of any such license, authorization, consent or approval or any U.S. federal, state, provincial, territorial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(u) All legal or governmental proceedings, statutes, rules, regulations, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in any document incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus or required to be filed as an exhibit thereto, have been so described or filed as required;

(v) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus and except for applications and ordinary course proceedings relating to regulatory approvals of new drugs or the granting of patents, there are no actions, suits, claims, investigations of which the Company has knowledge, or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any U.S. federal, state, provincial, territorial, local or foreign governmental or regulatory commission, board, body, authority or agency or any subdivision thereof, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

(w) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act;

(x) The financial statements contained in or included in any document incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus, together with the related notes and schedules (if any), present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified (in the case of the unaudited interim financial statements, subject to normal year-end adjustments) and have been prepared in compliance with the requirements of the Securities Act and, in the case of the audited financial statements included in such documents, in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all disclosures regarding Non-GAAP Financial Measures (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 a Regulation S-K; the other financial and statistical data set forth in the Registration Statement, Pricing Disclosure Package and Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in any documents incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus or in the documents incorporated by reference therein;

(y) The Company has obtained for the benefit of the Dealer Managers the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and executive officers listed in Schedule IV hereto;

(z) The Company is not and, after giving effect to the offering and sale of the New Notes, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”); the Company believes that it is not a “controlled foreign corporation” within the meaning of the U.S. Internal Revenue Code, as amended (the “IRC”); and the Company believes that it was not a “passive foreign investment company” within the meaning of the IRC for the calendar year 2004 and, based on management’s current projections of the Company’s future income and asset composition, and the manner in which management currently intends to manage and conduct the Company’s business in the future, that it will not become a “passive foreign investment company” in any subsequent year;

(aa) The Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, Pricing Disclosure Package and Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, subject only to such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company; all the property described in the Registration Statement, Pricing Disclosure Package and Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, subject only to such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

(bb) To the Company’s knowledge, except as would not individually or in the aggregate, have a Material Adverse Effect and other than as disclosed or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) the Company, by ownership, license or covenant not to sue, has the right to use all patents, patent applications, trademarks, trademark applications, service marks, trade names and copyrights (other than with respect to Raptiva® brand anti-CD11a, collectively, the “Intellectual Property Rights”) which are necessary for use in connection with its business as presently conducted and as proposed to be conducted; (ii) there is no existing infringement by another party of any of the Intellectual Property Rights which are necessary for use in connection with the Company’s business as presently conducted; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity or enforceability of, the Intellectual Property Rights of the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the business of the Company as described in the Registration Statement, Pricing Disclosure Package and Prospectus infringes or otherwise violates, or that the commercialization of any of the products under development by the Company would infringe or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (v) all of the Intellectual Property Rights under the control of the Company were filed and are being or were prosecuted in accordance with the applicable rules and regulations relating thereto;

(cc) To the Company’s knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect and other than as disclosed or incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus, the Company is unaware of facts which would form a reasonable basis for a finding that (i) the patents owned or co-owned by Genentech, Inc. (“Genentech”) and relating to anti-CD11a as listed on Exhibit D attached hereto (the “Anti-CD11a Patents”) are unenforceable or invalid, (ii) the Anti-CD11a Patents are infringed by another party or (iii) Genentech’s contemplated sales of Raptiva® brand anti-CD11a would infringe patents owned by another party;

(dd) Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any U.S. federal, state, provincial, territorial, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(ee) The Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present events, conditions, activities or practices that would reasonably be expected to give rise to any costs or liabilities to the Company or the Subsidiaries under, or to prevent compliance by the Company or the Subsidiaries with, applicable Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, there are no reasonably anticipated future plans of the Company or the Subsidiaries that would reasonably be expected to give rise to any capital expenditures under applicable Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) to the Company’s knowledge, is the subject of any investigation, (ii) has received any written notice or claim, (iii) is a party to or, to the Company’s knowledge, affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any law, statute, ordinance, rule, regulation, order, decree, judgment or injunction, or common law, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or public health (to the extent relating to the environment or exposure to Hazardous Materials) including those relating to the distribution, processing, generation, treatment storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or can give rise to liability under any Environmental Law);

(ff) All tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided as required by U.S. generally accepted accounting principles;

(gg) The Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date;

(hh) Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(ii) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, Pricing Disclosure Package and

Prospectus, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(jj) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(kk) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors’ and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there, have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act;

(ll) Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit; arranged to extend edit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(mm) Any statistical and market related data included in the Registration Statement, Pricing Disclosure Package and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(nn) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in any document incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus;

(oo) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, and will not take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M promulgated under the Exchange Act or designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the New Notes;

(pp) The clinical, pre-clinical and other studies and tests that are described in the Registration Statement, Pricing Disclosure Package and Prospectus or the results of which are referred to in the Registration Statement, Pricing Disclosure Package and Prospectus were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures; the descriptions in the Registration Statement, Pricing Disclosure Package and Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, Pricing Disclosure Package or Prospectus; except to the extent disclosed in the Registration Statement, Pricing Disclosure Package or Prospectus, the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency or subdivision thereof requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Registration Statement, Pricing Disclosure Package or Prospectus or the results of which are referred to in the Registration Statement, Pricing Disclosure Package or Prospectus;

(qq) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company;

(rr) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, the Shares are registered pursuant to Section 12(g) of the Exchange Act and are included or approved for inclusion on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq National Market for maintenance of inclusion of the Shares thereon. The Company has filed as application to include the Shares underlying the New Notes on the Nasdaq National Market;

(ss) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, and (ii) completion of the distribution of the New Notes in exchange for the Existing Notes pursuant to the Exchange Offer, any prospectus or other offering material in connection with the Exchange Offer other than any Preliminary Prospectus, the Prospectus, the Exchange Offer Materials or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth in Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(tt) There are no documentary stamp or other issuance or transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, and the Indenture or the issuance and sale by the Company of the New Notes. The Company has not paid or agreed to pay any person any compensation for soliciting another to purchase any New Notes (except as contemplated by this Agreement);

(uu) All written communications, in addition to the Schedule TO, made during the period from the first public announcement and to the earlier of either the termination date or the Closing Date of the Exchange Offer, have been or will be filed with the Commission in accordance with the Exchange Act and the Rules and Regulations thereunder, including Rule 13e-4 under the Exchange Act;

(vv) Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(ww) The conditions for use of Form S-4, set forth in the General Instructions thereto, have been satisfied; and

(xx) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to you or your counsel in connection with the offering of the New Notes shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each of you.

9. Further Agreements of the Company. The Company agrees with you that:

(a) The Company will use its reasonable best efforts to cause any Registration Statement as may be required to be filed under Rule 462(b) of the Rules and Regulations subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any Preliminary Prospectus, any supplement to the Prospectus or additional Exchange Offer Materials has been filed; if for any reason the filing of the final form of Prospectus is required under Rule 424(b) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus or the Prospectus or other Exchange Offer Materials or for additional information relating to the Exchange Offer; promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or other Exchange Offer Materials which, in the opinion of your counsel, is necessary in connection with the Exchange Offer; the Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or other Exchange Offer Materials which may be necessary to correct any statements or omissions, if, at any time when any Preliminary Prospectus or a Prospectus relating to the Exchange Offer is required to be delivered under the Securities Act and the Exchange Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Exchange Offer as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will file no amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or other Exchange Offer Materials which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof and will give reasonable consideration to your or your counsel’s comments, if any, thereon, subject, however, to compliance with the Securities Act and the Rules and Regulations, the Exchange Act and the Rules and Regulations of the Commission thereunder and the provisions of this Agreement.

(b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any order by the Commission refusing or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any refusal or stop order or to obtain its withdrawal at the earliest possible moment if such refusal or stop order should be issued.

(c) The Company will use its reasonable best efforts to qualify the New Notes issuable pursuant to the Exchange Offer under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the Exchange Offer, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the New Notes shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(d) The Company will use its reasonable best efforts to have the Shares underlying the New Notes accepted for quotation on Nasdaq.

(e) The Company will make generally available to its security holders and to the Dealer Managers by filing with the Commission as soon as is practicable, an earnings statement covering a twelve-month period beginning not later than the first day of the Company’s next fiscal quarter following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder.

(f) The Company will use its reasonable best efforts to advise or cause the Exchange Agent to advise the Dealer Managers at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Notes tendered as follows: (i) the aggregate principal amount of Existing Notes validly tendered and represented by confirmations of receipt of book-entry transfer of Existing Notes pursuant to the procedures set forth in the Exchange Offer on such day, (ii) the aggregate principal amount of any Existing Notes properly withdrawn on such day, and (iii) the cumulative totals of the principal amount of Existing Notes in categories (i) through (ii), inclusive, above.

(g) Without limiting Sections 5, 7 and 13 of this Agreement, if the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of your obligations hereunder, the Company will reimburse you for all reasonable out-of-pocket expenses incurred by you in connection with the Exchange Offer. The Company will also reimburse you for reasonable fees and disbursements of your counsel incurred by you in connection with the Exchange Offer, subject to a maximum of $175,000 plus travel expenses.

(h) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Piper Jaffray & Co., (i) directly or indirectly, issue, sell, contract to sell or otherwise dispose of any Shares or any securities convertible into, exercisable for or exchangeable for Shares or (ii) enter into any transaction (including a derivative transaction) having an economic effect similar to that of an issuance of any Company securities which are substantially similar to the Existing Notes or the New Notes, or which are convertible into or exchangeable for, or represent the right to receive, Shares or securities that are substantially similar to the Existing Notes or the New Notes, any Shares or any securities which are substantially similar to the New Notes. The foregoing sentence shall not apply to (A) the New Notes sold pursuant to this Agreement or the Placement Agreement between you and the Company, (B) Shares issued or options to purchase Shares granted pursuant to existing equity plans of the Company as described in the Prospectus, (C) Shares issued or options to purchase Shares granted pursuant to the Company’s shareholder rights agreement as described in the Prospectus, (D) Shares issuable upon exercise of warrants outstanding as of the date hereof, (E) Shares issuable upon the conversion of any of the Company’s outstanding Existing Notes and (F) Shares issuable upon conversion of the Company’s Series A Preference Shares or Series B Preference Shares.

10. Conditions of Dealer Managers’ Obligations. Your obligations as provided herein shall be subject at all times on and prior to the Closing Date to the accuracy of the representations and warranties of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have been filed prior to the Commencement Date and no stop order refusing the effectiveness thereof shall have been issued and the Registration Statement shall become effective prior to the Expiration Date and no stop order suspending the effectiveness thereof shall have been issued and, to the knowledge of the Company or you, no proceedings for either purpose shall have been initiated or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, any Preliminary Prospectus, the Prospectus, or other Exchange Offer Materials or otherwise) shall have been complied with to the reasonable satisfaction of your counsel.

(b) After execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred from the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) (i) any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company whether or not arising in the ordinary course of business, or (ii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, which in each case the effect of which is such as to make it, in the judgment of the Dealer Managers, impracticable or inadvisable to market the New Notes or to enforce contracts for the exchange and/or sale of the New Notes, or (iii) any trading suspension or material limitation in trading instituted by the Commission or The Nasdaq National Market, or generally, any trading suspension or material limitation in trading on the American Stock Exchange or the New York Stock Exchange or in The Nasdaq National Market, or the fixing of minimum or maximum prices for trading, or the establishment of required maximum ranges for prices by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or the occurrence of a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) the declaration of a banking moratorium by either Federal or New York authorities.

(c) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, other Exchange Offer Materials or otherwise, and the registration, authorization, issue, and delivery of the New Notes issuable in accordance with the Exchange Offer, shall have been executed in a manner reasonably satisfactory to your counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

(d) You shall have received the opinion of Cahill Gordon & Riendel LLP, outside counsel for the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-1 hereto.

(e) You shall have received the opinion of Conyers Dill & Pearman, special Bermuda counsel for the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-2 hereto.

(f) You shall have received the opinion of Christopher J. Margolin, Vice President, General Counsel and Secretary of the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-3 hereto.

(g) You shall have received the opinion of McAndrews, Held & Malloy Ltd., special counsel to the Company with respect to patent and proprietary rights, dated the Closing Date addressed to you, substantially in the form of Exhibit B-4 hereto.

(h) You shall have received the opinion of Marshall, Gerstein & Borun, special counsel to the Company with respect to patent and proprietary rights, dated the Closing Date addressed to you, substantially in the form of Exhibit B-5 hereto.

(i) You shall have received the opinion of Anne S. Dollard, Senior Director of Intellectual Property of the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-6 hereto.

(j) You shall have received the opinion of Cahill Gordon & Reindel LLP, special outside tax counsel to the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-7 hereto.

Counsel rendering the foregoing opinions in (d), (e), (f), (g), (h), (i) and (j) may rely as to questions of law not involving the laws of the United States of America (or in the case of (d) and (j), the State of New York) upon opinions of local counsel, and as to questions of fact upon representations or certifications of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Dealer Manager, and to your counsel.

(k) You shall have received on the Closing Date an opinion of Shearman & Sterling LLP in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

(l) At the time of the execution of this Agreement, you shall have received from Ernst & Young LLP, a letter dated as of such date, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information for the fiscal years 2000, 2001, 2002, 2003 and 2004 and the nine months ended September 30, 2005 contained in the Prospectus.

(m) You shall have received by or on the effective date of the Registration Statement, on the Expiration Date and by the Applicable Time, a bring-down comfort letter, dated as of the effective date of the Registration Statement (or one business day prior thereto), as of the Expiration Date (or one business day prior thereto) or the Applicable Time (or one business day prior thereto), as the case may be, from Ernst & Young LLP addressed to you which shall reaffirm the statements made in the letter referenced in (l) above.

(n) You shall have received by or on the Closing Date, a letter dated as of the Closing Date (or one business day prior thereto) as the case may be, from Ernst & Young LLP addressed to you substantially in the form of the bring-down comfort letter dated the date of this Agreement, which shall reaffirm the statements made in the letters referenced in (l) and (m) above.

(o) You shall have received a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that, and you shall be satisfied that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or such other date as of which any representation speaks, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, as the case may be;

(ii) no stop order refusing or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) when the Registration Statement became effective and at the Applicable Time, and at all times subsequent thereto up to the date of such certificate, the Registration Statement, the Pricing Disclosure Package, the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and

Regulations of the Commission thereunder, as the case may be; the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package and the Prospectus, and any amendment or supplement thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and up to the date of such certificate, and except as disclosed therein, there has not been (a) any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the share capital or outstanding indebtedness of the Company that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the share capital of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained and which has a Material Adverse Effect.

(p) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to your obligations hereunder.

(q) You shall have received lock-up letters, substantially in the form set forth in Exhibit A hereto, from each of the executive officers and directors of the Company set forth in Schedule IV hereto.

(r) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements in connection with the offering of the New Notes.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents, as you shall reasonably request.

11. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Schedule TO or any Exchange Offer Materials, or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Pricing Disclosure Package, the Schedule TO, any other Exchange Offer Materials, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to you furnished to the Company by you, specifically for use in the Registration Statement, the Prospectus, the Pricing Disclosure Package, the Schedule TO or any other Exchange Offer Materials or any amendment or supplement thereto or in the preparation thereof.

The indemnity agreement in this Section 11(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, you and your affiliates and the partners, directors, officers, employees and agents of you and your affiliates, and each person or entity, if any, who controls or is under common control with, you within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities, which the Company may otherwise have.

(b) You agree to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of yours herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Schedule TO or any Exchange Offer Materials, or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 11(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the Registration Statement, the Prospectus, the Pricing Disclosure Package, the Schedule TO, any other Exchange Offer Materials or any amendment or supplement thereto or in the preparation thereof, and you agree to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

The indemnity agreement in this Section 11(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities, which you may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 11 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Company in the case of Section 11(a) and each of Piper Jaffray & Co. and Canaccord Adams Inc. in the case of Section 11(b)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of such action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, unless the indemnifying party shall have approved the terms of settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that you are responsible for the portion represented by the percentage that the maximum Dealer Managers’ fee payable to you pursuant to Section 6 hereof bears to the value of the maximum amount of New Notes issuable pursuant to the Exchange Offer, and the Company is responsible for the remaining portion, provided, however, that (i) you shall not be required to contribute any amount in excess of the amount by which the fee paid to you pursuant to Section 6 hereof exceeds the amount of damages which you have been otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 11(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you or the Company within the meaning of the Securities Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

12. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and you herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person controlling you within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the completion of the Exchange Offer or termination of this Agreement.

13. Termination.

(a) This Agreement shall terminate upon the earliest to occur of (i) thirty days after the Expiration Date, (ii) any of the conditions specified in Section 10 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 10 (and the Dealer Managers shall have notified the Company thereof), (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason, or (iv) any modification to the business terms of the Exchange Offer in the Company’s sole and absolute discretion that results in the Dealer Managers withdrawing pursuant to Section 5 hereof, (the earliest to occur of clauses (i), (ii), (iii) or (iv) being referred to as the “Termination Date”).

(b) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

If you elect to terminate this Agreement as provided in this Section 13, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter.

14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or faxed (and confirmed by letter) to each of you at Piper Jaffray & Co., 345 California Street, 24th Floor, San Francisco, CA 94104, fax number (415) 984-5121 Attention: Hsian Winter and Canaccord Adams Inc., 99 High Street, Boston, MA 02110, fax number (617) 371-3736, Attention General Counsel; if sent to the Company or Christopher J. Margolin, such notice shall be mailed, delivered, faxed (and confirmed by letter) to it or him at XOMA Ltd. , 2910 Seventh Street, Berkeley, CA 94710, fax number (510) 649-7571, Attention: Legal Department, with a copy (which shall not constitute notice) to Cahill Gordon & Reindel LLP, 80 Pine Street, 17th Floor, New York, NY 10005, fax number (212) 269-5420, Attention: Geoffrey E. Liebmann.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Dealer Managers have been retained solely to act as a dealer manager in connection with the Exchange Offer and that no fiduciary, advisory or agency relationship between the Company and the Dealer Managers has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Dealer Managers have advised or are advising the Company on other matters; (b) the price and other terms of the New Notes set forth in the indenture related to the New Notes were established by the Company following discussions and arms-length negotiations with the Dealer Managers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Dealer Managers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Dealer Managers have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Dealer Managers are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Dealer Managers, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Dealer Managers for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Dealer Managers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16. Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer Managers and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Securities Act or the Exchange Act, officers and directors referred to in Section 11 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained. This Agreement, and all conditions and provisions hereof, is intended to be and is for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No Holder of Existing Notes receiving New Notes upon exchange of such Existing Notes shall be construed a successor or assign by reason merely of such exchange.

17. Submission of Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Dealer Manager or any other indemnified party. Each of the Dealer Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, Christopher J. Margolin, as its agent to accept and acknowledge on its behalf service of any and all process which maybe served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours, XOMA LTD.

By
Name: Title:

Accepted as of the date first above written:

PIPER JAFFRAY & CO.

By
Name: Title:

CANACCORD ADAMS INC.

By
Name: Title:

Schedule I

1.	The Expiration Date is February 8, 2006.

2.	Pricing Terms of the New Notes that are Omitted from the Preliminary Prospectus.

Schedule II

For purposes of this Agreement, the term “Applicable Time” means     :00   .m. (Eastern Time) on                     , 2006.

Schedule III

Issuer-Represented General Free Writing Prospectus

Schedule IV

Persons Subject to Lock-Up

John L. Castello

Patrick J. Scannon MD, PhD

J. David Boyle II

Christopher J. Margolin

James G. Andress

William K. Bowes, Jr.

Arthur Kornberg MD

Peter Barton Hutt

W. Denman Van Ness

Patrick J. Zenner

Exhibit A

Form of Lock-up

Piper Jaffray & Co.

Canaccord Adams Inc.

c/o Piper Jaffray & Co.

The Chrysler Center, 58th Floor

405 Lexington Avenue

New York, NY 10174

Re: XOMA Ltd.

Ladies and Gentlemen:

The undersigned is, or will immediately prior to the Offering (as defined below) be, an owner of record or the beneficial owner of certain common shares of XOMA Ltd. (the “Company”), par value $0.0005 per share (the “Common Shares”) or securities convertible into or exchangeable or exercisable for Common Shares. The Company has filed a Registration Statement on Form S-4 and Form S-3 (as may hereafter be amended, the “Registration Statement”) pursuant to which the Company will offer to exchange (the “Exchange Offer”) up to $60,000,000 aggregate principal amount of its 6.50% Convertible Senior Notes due 2012 (the “Existing Notes”) for up to $60,000,000 aggregate principal amount of its 6.50% SNAPssm due 2012 (the “New Notes”), for which you will act as the dealer managers (the “Dealer Managers”); and pursuant to which it will propose a public offering of up to an additional $10,000,000 aggregate principal amount of New Notes (the “New Money Offering,” and together with the Exchange Offer, the “Offering”) for which you will act as the placement agents (the “Placement Agents”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you will be relying on this letter in carrying out the Offering and in entering into placement and dealer manager arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Piper Jaffray & Co. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge (including margin stock), transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer, or commence the offering of, any Common Shares, options or warrants to acquire Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares currently or hereafter owned either of record or beneficially by the undersigned, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final prospectus relating to the Offering (the “Prospectus”). If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, then, in each case, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing sentences shall not apply to transfers of Common Shares (a) by bona fide gift, will or operation of law (such as intestacy), including without limitation, transfers by bona fide gift will or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any country, (b) the exercise of any option which would otherwise expire during the lock-up period, (c) the exercise of options (including a cashless exercise) or conversion of convertible securities outstanding as of the date of the Prospectus, provided that the shares received upon such conversion or exercise shall be subject to the terms of this agreement or (d) dispositions of not more than 50,000 Common Shares in the aggregate held by the undersigned on the date of the Prospectus or issued to the undersigned upon exercise of options or conversion of convertible securities outstanding on such date; provided, however, that in any transfer made pursuant to clause (a) it shall be a condition to such transfer that the transferee executes and delivers to Piper Jaffray & Co. an agreement stating that the transferee is receiving and holding the Common Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Shares except in accordance with this letter.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Shares or securities convertible into or exchangeable or exercisable for Common Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. In addition, during the period through the close of trading on the date 90 days after the date of the Prospectus, as such 90-day period may be extended pursuant to the second paragraph of this letter agreement, the undersigned will not make any demand for, or exercise any right with respect to, the registration of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares without the prior written consent of Piper Jaffray & Co. (which consent may be withheld in its sole discretion).

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either Piper Jaffray & Co., on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of either the Dealer Manager Agreement or Placement Agreement, that it has determined not to proceed with the Offering or (b) termination of the Dealer Manager Agreement or Placement Agreement entered into between the Company and you before the issuance of any New Notes.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit B-1

Form of opinion of Cahill Gordon & Reindel LLP

to be delivered pursuant to Section 10(d)

(i) XOMA (US) LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(ii) All of the outstanding membership or other equity interests of XOMA (US) LLC have been duly authorized and validly issued, are fully paid and non-assessable, and, to such counsel’s knowledge, are owned by the Company, subject to no security interest, or adverse claim.

(iii) Each of the documents incorporated by reference in the Registration Statement and the Prospectus, at the time it became effective or was filed with the Commission, complied as to form in all material respects with the requirement of the Exchange Act (except as to the financial statements and the notes thereto and the schedules and other financial and accounting data, and the statistical data derived therefrom, included or incorporated by reference therein, as to all of which such counsel need express no opinion and make no comment).

(iv) Each of this Agreement, the Indenture, the New Notes and the Shares conform in all material respects to the description thereof contained in Prospectus.

(v) Assuming the due authorization, execution and delivery of the New Notes by the Company under Bermuda law, the New Notes, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for pursuant to the Exchange Offer, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

(vi) Assuming the due authorization, execution and delivery of the Indenture under Bermuda law by the Company, the Indenture will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity. Notwithstanding the foregoing, Cahill Gordon & Reindel LLP need not express an opinion as to the validity, legally binding effect or enforceability of Section 3.05 of the Indenture or any related provisions in the Indenture or the New Notes that require or relate to payment of a “Make whole amount” or any additional interest, in each case upon conversion of the New Notes at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

(vii) Assuming (i) the representations of the Company contained in this Agreement are true, correct and complete and (ii) compliance by the Company with their respective covenants set forth in this Agreement, no approval, authorization, consent or order of or filing with any U.S. federal, or New York or Delaware state governmental or regulatory commission, board, body, authority, agency or subdivision is required in connection with the issuance and sale of the New Notes and the issuance of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture (other than federal securities laws, as to which such counsel expresses no opinion in this paragraph, and state securities or blue sky laws and the rules and regulations of the NASD, as to which such counsel expresses no opinion).

(x) The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the New Notes and the issuance of the Shares by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Indenture by the Company and the consummation, do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter or bylaws or other organizations documents of XOMA (US) LLC or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument filed as an exhibit to a document incorporated by reference in the Registration Statement and Prospectus to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or, assuming (i) the representations of the Company contained in this Agreement are true, correct and complete and (ii) compliance by the Company with their respective covenants set forth in this Agreement, any U.S. federal or New York or Delaware state law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary and known to such counsel.

(xi) To such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in any document incorporated by reference in the Registration Statement and Prospectus which have not been so described or filed.

(xii) To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any governmental or regulatory commission, board, body, authority, agency or subdivision which are required to be described in any document incorporated by reference in the Registration Statement and Prospectus but are not so described.

(xiii) Each of the Company and the Subsidiaries is not and, after giving effect to the offering and sale of the New Notes and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

(xiv) The information in (A) the Registration Statement and Prospectus under the captions “United States Federal Income Tax Considerations,” “Plan of Distribution,” “Description of the Existing Notes,” “Description of the New Notes,” “The Exchange Offer” and “Description of Share Capital,” (B) the Company’s annual report for the year ended December 31, 2004 on Form 10-K under the captions “Item 1. Business—Financial and Legal Arrangements of Product Collaborations and Licensing Arrangements— Current Agreements,” “—Recently Terminated Agreements—Onyx, “ and “Recently Terminated Agreements—Baxter,” (C) the Company’s current report on Form 8-K dated March 30, 2005, (D) the Company’s current report on Form 8-K dated May 20, 2005, (E) the Company’s current report on Form 8-K dated June 17, 2005, (F) the Company’s current report on Form 8-K dated July 21, 2005, and (G) the Company’s current report on Form 8-K dated September 20, 2005, insofar as such statements constitute a summary of documents or matters of law, are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

(xv) The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

(xvi) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder; the conditions for use of form S-3/S-4, set forth in the General Instructions thereto, have been satisfied.

(xvii) The Schedule TO, and each amendment or supplement thereto, and the documents required by Item 12 thereof (other than the financial statements, including supporting schedules, and the financial data derived therefrom as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder;

(xviii) [In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, other counsel for the Company, counsel for the Placement Agents, representatives of the Placement Agents and representatives of the independent public accountants of the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as set forth in paragraphs (iv) and (xiv) above), on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the opinions of officers and other representatives of the Company), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement or any amendment thereof, at the time the Registration Statement became effective (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations) and as of such Closing Date contains, an untrue statement of a material fact or omitted or omits to state a material fact requited to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to the financial statements and the notes thereto and the schedules and other financial and accounting data, and the statistical data derived therefrom, included or incorporated by reference therein, as to all of which such counsel need express no opinion and make no comment).]

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, the State of New York and the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to the Dealer Managers’ counsel) of other counsel reasonably acceptable to the Dealer Managers’ counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel’s opinion, the Dealer Manager and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xv) above, counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified.

Exhibit B-2

Form of opinion of Conyers Dill & Pearman

to be delivered pursuant to Section 10(e)

(i) The Company has been duly continued to Bermuda and is existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda), with full corporate power to own, lease and operate its properties and conduct its business as described under the heading “Summary” in the Prospectus.

(ii) Each of XOMA (Bermuda) Ltd. And XOMA Technology Ltd. (each a “Bermuda Subsidiary” and collectively, the “Bermuda Subsidiaries”) is duly incorporated and is existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda), with full corporate power to own, lease and operate its properties and conduct its business as described under the heading “Summary” in the Prospectus.

(iii) The Company has the necessary corporate power and authority to enter into and perform its obligations under this Agreement and the Indenture, including the issuance, sale and delivery of the New Notes and the issuance of the Shares as contemplated herein. The execution and delivery of this Agreement and the Indenture by the Company and the performance by the Company of its obligations hereunder and under the Indenture will not violate the memorandum of continuance or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

(iv) The Company has taken all corporate action required to authorize its execution, delivery and performance of this Agreement and the Indenture. Each of this Agreement and the Indenture, have been duly executed and delivered by or on behalf of the Company and this Agreement and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee) constitute the valid and binding obligations of the Company in accordance with the terms thereof.

(v) No order, consent, approval, license, authorization or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of this Agreement or the Indenture, except such as have been duly obtained in accordance with Bermuda law.

(vi) It is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement or the Indenture that any of them be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that this Agreement or the Indenture create a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.

(vii) Neither this Agreement nor the Indenture will be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of this Agreement and the Indenture, other than in connection with a registration described in paragraph (vi) above and in connection with the filing of the Prospectus with the Registrant of Companies.

(viii) There is no income or other tax of Bermuda imposed by withholding or otherwise on (i) any payment to be made to or by the Company pursuant to this Agreement or the Indenture or (ii) any interest or dividend to be paid by the Company to the holders of the New Notes or the Shares or by a Bermuda Subsidiary to the Company.

(ix) The choice of the laws of the State of New York (the “Foreign Laws”) as the governing law of this Agreement and the Indenture is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in this Agreement and the Indenture to the jurisdiction of the courts referred to in Section 17 hereof (the “Foreign Courts”) is valid and binding upon the Company.

(x) The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon this Agreement or the Indenture under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment bared thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(xi) None of the Dealer Managers will be deemed to be resident, domiciled or carrying an business in Bermuda by reason only of the execution, performance and/or enforcement of this Agreement by such Dealer Manager.

(xi) Each of the Dealer Managers has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of this Agreement. It is not necessary or advisable in order for any Dealer Manager to enforce its rights under this Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

(xiii) The Company and each of the Bermuda Subsidiaries has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold and sell foreign currency and securities, and to pay dividends on their respective shares, without restriction.

(xiv) Neither the Company nor either of the Bermuda Subsidiaries is entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce this Agreement in respect of itself or its property.

(xv) Based solely upon a review of the register of members of the Company dated as of a date as close as practicable to the date of the opinion, certified by the Secretary of the Company on as of a date as close as practicable to the date of the opinion, the issued share capital of the Company consists of                      common shares par value US$0.0005 and 2,959 Series B preference shares par value US$0.05, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). The New Notes have been duly authorised, and will not be subject to any statutory pre-emptive rights or similar rights under the memorandum of continuance or bye-laws of the Company, and when executed and delivered by the Company and otherwise validly issued in accordance with the Indenture and paid for in accordance with this Agreement and the Indenture, the New Notes will be validly issued, fully paid and non-assessable. The Shares reserved for issuance upon conversion of the New Notes have been duly authorised, and, when issued upon the conversion of the New Notes in accordance with the terms of the New Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any statutory pre-emptive rights or similar rights under the memorandum of continuance or bye-laws of the Company.

(xvi) Based solely upon a review of the register of members of each Bermuda Subsidiary dated as of a date as close as practicable to the date of the opinion, certified by the Assistant Secretary of the respective Bermuda Subsidiary on such date, the issued share capital of each Bermuda Subsidiary consists of 12,000 common shares par value US$1.00, each of which is validly issued, fully paid and non-assessable and registered in the name of the Company.

(xvii) The statements contained in the Prospectus and Registration Statement under the captions “Risk Factors – If you were to obtain a judgment against us, it may be difficult to enforce against us because we are a foreign entity,” “Risk Factors – Our shareholder rights agreement or bye-laws may prevent transactions that could be beneficial to our shareholders and may insulate our management from removal,” “Description of Share Capital” (other than under the caption “—Preference share purchase rights”), “Description of Existing Notes” and “Description of New Notes” to the

extent that they constitute statements of Bermuda law, are accurate in all material respects.

(xvii) The Company has received consent from the Bermuda Monetary Authority for (i) the issue of the Company’s shares up to the amount of its authorised capital from time to time, to persons non-resident of Bermuda for exchange control purposes and the subsequent free transferability of such shares to and between persons non-resident of Bermuda for exchange control purposes without prior approval; (ii) the issue or transfer of up to 20% of the Company’s shares in issue from time to time to persons resident in Bermuda for exchange control purposes without prior approval; and (iii) the issue of options, warrants, depository receipts, rights, loan notes and other securities of the Company and the subsequent free transferability thereof without prior approval, provided in each case that shares of the Company are listed on an appointed stock exchange (as defined in the Companies Act 1981).

(xix) Pursuant to section 16 of the Companies Act 1981, the bye-laws of the Company bind the Company and its shareholders to the same extent as if such bye-laws had been signed and sealed by each such shareholder and contained covenants on the part of each such shareholder to observe all the provisions of the bye-laws of the Company. However, no shareholder of the Company will be bound by an alteration made in the bye-laws of the Company after the date on which he became a shareholder if and so far as the alteration requires him to take or subscribe for more shares than the number held by him at the date on which the alteration is made, or in any way increases his liability as at that date to contribute to the share capital of, or otherwise pay money to, the Company (unless such shareholder agrees in writing, either before or after the alteration is made, to be bound thereby).

(xx) The Company can sue and be sued in its own name under the laws of Bermuda.

(xxi) The procedure for the service of process on the Company through Christopher J. Margolin in New York, New York, United States of America, acting as agent for the Company, as provided in Section 17 of this Agreement, is and would be effective, insofar as Bermuda law is concerned, to constitute valid service of process on the Company in connection with proceedings before the Foreign Courts.

Exhibit B-3

Form of opinion of Christopher J. Margolin

to be delivered pursuant to Section 10(f)

(i) The Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation or company and is in good standing in each U.S. jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into membership or other equity interests of the Subsidiaries, are outstanding. To such counsel’s knowledge, all of the outstanding share capital or other equity interests of each of the Bermuda Subsidiaries are owned by the Company, in each case subject to no security interest, encumbrance or adverse claim.

(iii) This Agreement and the Indenture have been duly delivered by the Company.

(iv) The execution, delivery and performance of this Agreement and the Indenture by the Company, the issuance and sale of the New Notes and the Shares by the Company and the consummation by the Company of the transactions contemplated hereby and the Indenture do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the charter or bye-laws or other organizational documents of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any state or local law, regulation or rule or any decree, judgment or order known by such counsel to be applicable to the Company or any of the Subsidiaries, except, in the case of clause (B), to the extent that any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Except as described in the Registration Statement and Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in the Registration Statement or Prospectus or any documents incorporated by reference therein or otherwise known to such counsel, to cause the Company to register under the Securities Act any common shares or any other shares or other equity interest of the Company, or to include any such shares or other equity interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of any Registration Statement or the sale of the New Notes or the Shares as contemplated thereby or otherwise.

(vi) The Company’s common shares are listed for trading on The Nasdaq National Market.

(vii) To such counsel’s knowledge, there are no affiliate transactions or off-balance sheet transactions of a character which are required to be described in any documents incorporated by reference in the Registration Statement and Prospectus, which are not so described.

(viii) The information in (A) the Company’s proxy statement pursuant to Section 14(a) of the Exchange Act on Schedule 14A filed with the Commission on April 13, 2005 under the captions “Employment Contracts and Termination of Employment and Change-in-Control Arrangements,” (B) the Company’s annual report for the year ended December 31, 2004 on Form 10-K under the caption “Part I. Item 3. Legal Proceedings,” (C) the Company’s quarterly report for the quarter ended March 31, 2005 on Form 10-Q under the caption “Part II. Item 1. Legal Proceedings,” (D) the Company’s quarterly report for the quarter ended June 30, 2005 on Form 10-Q under the caption “Part II. Item 1. Legal Proceedings,” and (E) the Company’s quarterly report for the quarter ended September 30, 2005 on Form 10-Q under the caption “Part II. Item 1. Legal Proceedings,” insofar as such statements constitute a summary of documents or matters of law, are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

Exhibit B-4

Form of opinion of McAndrews, Heid & Malloy, Ltd.

to be delivered pursuant to Section 10(g)

(i) To such counsel’s knowledge, the statements relating to the Patents and Applications in the Prospectus as of its date were, and as of the date such opinion is delivered are, accurate and complete statements or summaries of the matters therein set forth. Such counsel is unaware of facts that cause such counsel to believe that the above-described portions of the Prospectus contained as of this Agreement, or contain as of the date such opinion is delivered, an untrue statement of a material fact or omitted as of the date of this Agreement, or omit as of the date such opinion is delivered, a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) To such counsel’s knowledge, other than those disclosed in the Registration Statement and Prospectus, (A) there are no legal or governmental proceedings pending relating to the Patents and Applications, other than proceedings in the U.S. and foreign patent offices relating to the prosecution of pending patent applications, and (B) no such proceedings are threatened or contemplated by governmental authorities or others.

(iii) To such counsel’s knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect and other than as disclosed or incorporated by reference in the Registration Statement and Prospectus, such counsel is unaware of facts which would form a reasonable basis for a finding that: (i) the Patents are infringed by another party; or (ii) the commercialization of the products described in the Registration Statement and Prospectus as being under development by the Company and relating to the Patents would infringe patents owned by another party.

(iv) To such counsel’s knowledge, such counsel is unaware of facts which (i) would preclude the Company from having valid license rights or clear title to the Patents and Applications; (ii) would cause such counsel to believe that the Company lacks or will be unable to obtain the rights or licenses to patents necessary to conduct the business now conducted or Proposed to be conducted by the Company as described in the Registration Statement and Prospectus; or (iii) would form a reasonable basis for a finding of unenforceability or invalidity of the Patents.

(v) To such counsel’s knowledge, the Patents and Applications were filed and are being or have been prosecuted in accordance with applicable rules and regulations relating thereto. However, there is no assurance that patents will issue from the Applications, or that claims will be allowed without amendment or appeal to boards of appeal or higher courts.

Exhibit B-5

Form of opinion of Marshall, Gerstein & Borun

to be delivered pursuant to Section 10(h)

(i) To such counsel’s knowledge, the statements relating to the Patents and Applications in the Prospectus as of its date were, and as of the date such opinion is delivered are, accurate and complete statements or summaries of the matters therein set forth. Such counsel is unaware of facts that cause such counsel to believe that the above-described portions of the Prospectus contained as of the date of this Agreement, or contain as of the date such opinion is delivered, an untrue statement of a material fact or omitted as of the date of this Agreement, or omit as of the date such opinion is delivered, a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) To such counsel’s knowledge, other than those disclosed in the Registration Statement and Prospectus, (A) there are no legal or governmental proceedings pending relating to the Patents and Applications, other than proceedings in the U.S. and foreign patent offices relating to the prosecution of pending patent applications, and (B) no such proceedings are threatened or contemplated by governmental authorities or others.

(iii) To such counsel’s knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect and other than as disclosed or incorporated by reference in the Registration Statement and Prospectus, such counsel is unaware of facts which would form a reasonable basis for a finding that: (i) the Patents are infringed by another party; or (ii) the commercialization of the products described in the Registration Statement and Prospectus as being under development by the Company and relating to the Patents would infringe patents owned by another party.

(iv) To such counsel’s knowledge, such counsel is unaware of facts which (i) would preclude the Company from having valid license rights or clear title to the Patents and Applications; (ii) would cause such counsel to believe that the Company lacks or will be unable to obtain the rights or licenses to patents necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement and Prospectus; or (iii) would form a reasonable basis for a finding of unenforceability or invalidity of the Patents.

(v) To such counsel’s knowledge, the Patents and Applications were filed and are being or have been prosecuted in accordance with applicable rules and regulations relating thereto. However, there is no assurance that patents will issue from the Applications, or that claims will be allowed without amendment or appeal to boards of appeal or higher courts.

Exhibit B-6

Form of opinion of Anne S. Dollard

to be delivered pursuant to Section 10(i)

(i) To such counsel’s knowledge, the statements relating to the Patent and Applications in the Prospectus as of its date were, and as of the date such opinion is delivered are, accurate and complete statements or summaries of the matters therein set forth. Such counsel is unaware of facts that cause such counsel to believe that the above-described portions of the Prospectus contained as of the Agreement, or contain as of the date such opinion is delivered, an untrue statement of a material fact or omitted as of the date of this Agreement, or omit as of the date such opinion is delivered, a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) To such counsel’s knowledge, other than those disclosed in the Registration Statement and Prospectus, (A) there are no legal or governmental proceedings pending relating to the Patents and Applications, other than proceedings in the U.S. and foreign patent offices relating to the prosecution of pending patent applications, and (B) no such proceedings are threatened or contemplated by governmental authorities or others.

(iii) To such counsel’s knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect and other than as disclosed or incorporated by reference in the Registration Statement and Prospectus, such counsel is unaware of facts which would form a reasonable basis for a finding that: (i) the Patents are infringed by another party; or (ii) the commercialization of the products described in the Registration Statement and Prospectus as being under development by the Company and relating to the Patents would infringe patents owned by another party.

(iv) To such counsel’s knowledge, such counsel is unaware of facts which (i) would preclude the Company from having valid license rights or clear title to the Patents and Applications; (ii) would cause such counsel to believe that the Company lacks or will be unable to obtain the rights or licenses to patents necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement and Prospectus; or (iii) would form a reasonable basis for a finding of unenforceability or invalidity of the Patents.

(v) To such counsel’s knowledge, the Patents and Applications were filed and are being or have been prosecuted in accordance with applicable rules and regulations relating thereto. However, there is no assurance that patents will issue from the Applications, or that claims will be allowed without amendment or appeal to boards of appeal or higher courts.

Exhibit B-7

Form of opinion of Cahill Gordon & Reindel LLP

to be delivered pursuant to Section 10(j)

(i) Based upon and subject to the assumptions and qualifications set forth in such opinion, Cahill Gordon & Reindel LLP is of the opinion that XOMA Ltd should not be considered a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (a “PFIC”) for calendar year 2005.

Exhibit C

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
XOMA Limited	United Kingdom
XOMA (US) LLC	Delaware
XOMA (Bermuda) Ltd.	Bermuda
XOMA Technology Ltd.	Bermuda
XOMA Ireland Limited	Ireland

Exhibit D

1.	Genentech – U.S. Patent No. 5,622,700

2.	Genentech – U.S. Patent No. 6,037,454

3.	Genentech/XOMA – U.S. Patent No. 6,582,698